Summary of Rule 10f-3 Transactions 4th Quarter 2013


Sub-Adviser	"Loomis, Sayles & Company"
Fund Name	PFI Global Multi-Strategy Fund
Issuer	Virgin Australia Holdings Limited Notes
Date of Purchase	10/07/2013
Underwriter From Whom Purchased	"Goldman, Sachs & Co."
Affiliated/Principal Underwriter of Syndicate
Natixis Securities North America
 Purchase Price 	$100.00
Aggregate % of Issue Purchased by the Firm	8.59%
" Commission, Spread or Profit "	0.75%
Fair & Reasonable Commission (Y/N) (1)	Y


Sub-Adviser	"Loomis, Sayles & Company"
Fund Name	PFI Global Multi-Strategy Fund
Issuer	Bank of America Corp. Notes
Date of Purchase	10/17/2013
Underwriter From Whom Purchased	Merrill Lynch Pierce  Fenner & Smith
Affiliated/Principal Underwriter of Syndicate
Natixis Securities North America
 Purchase Price 	$100.00
Aggregate % of Issue Purchased by the Firm	0.95%
" Commission, Spread or Profit "	0.35%
Fair & Reasonable Commission (Y/N) (1)	Y


Sub-Adviser	"Loomis, Sayles & Company"
Fund Name	PFI Global Multi-Strategy Fund
Issuer	Alcatel-Lucent USA Inc. Notes
Date of Purchase	11/07/2013
Underwriter From Whom Purchased	Citigroup Global Markets
Affiliated/Principal Underwriter of Syndicate
Natixis Securities North America
 Purchase Price 	$100.00
Aggregate % of Issue Purchased by the Firm	1.60%
" Commission, Spread or Profit "	1.00%
Fair & Reasonable Commission (Y/N) (1)	Y


Sub-Adviser	"Loomis, Sayles & Company"
Fund Name	PFI Global Multi-Strategy Fund
Issuer	Salix Pharmaceuticals LT Notes
Date of Purchase	12/12/2013
Underwriter From Whom Purchased	Jeffereies and Co.
Affiliated/Principal Underwriter of Syndicate
Natixis Securities North America
 Purchase Price 	$100.00
Aggregate % of Issue Purchased by the Firm	0.23%
" Commission, Spread or Profit "	0.25%
Fair & Reasonable Commission (Y/N) (1)	Y